UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2010

BioFuel Energy Corp.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33530	20-5952523
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

1600 Broadway, Suite 2200 Denver, CO 80202
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 640-6500

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement

Please see the disclosure provided in Item 5.02 below, which is incorporated herein by reference.

Item 1.02                      Termination of a Material Definitive Agreement

Scott H. Pearce’s Employment Agreement

On April 28, 2006, BioFuel Energy Corp. (the “Company”) entered into an employment agreement with Scott H. Pearce, the Company’s President and Chief Executive Officer.  Pursuant to the agreement, Mr. Pearce is entitled to a base salary of not less than $300,000 per year, opportunities for bonus payments and various other benefits.

On February 25, 2010, the Company provided Mr. Pearce with notice that it would not renew his employment agreement and, as a result, the agreement will expire on April 26, 2010.  The Company and Mr. Pearce have agreed that his employment will continue, at a base salary of $350,000, on an “at-will” basis unless and until such time as the terms of Mr. Pearce’s continued employment are otherwise agreed to in writing.

Daniel J. Simon’s Employment Agreement

On April 28, 2006, the Company entered into an employment agreement with Daniel J. Simon, the Company’s Executive Vice President and Chief Operating Officer.  Pursuant to the agreement, Mr. Simon is entitled to a base salary of not less than $250,000 per year, opportunities for bonus payments and various other benefits.

On February 25, 2010, the Company provided Mr. Simon with notice that it would not renew his employment agreement, which was set to expire on April 28, 2010.  On March 9, 2010, Mr. Simon entered into written terms of employment superseding his expiring employment agreement as described below under Item 5.02.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

(e)           On March 9, 2010, the Company entered into written terms with Mr. Simon (the “Written Terms”), which supersede his expiring employment agreement described above.

Under the Written Terms, Mr. Simon will receive an annual base salary of $270,000 per year.  Mr. Simon will be eligible to participate in the Company’s annual bonus program in an amount of up to 65% of his base salary.  The terms and conditions, including the amount, of the bonus, shall be determined in the sole discretion of the Company’s board.  Mr. Simon will also be eligible to participate in the Company’s employee stock incentive program, under which the board has approved a grant of 150,000 stock options to Mr. Simon.  Mr. Simon will also be entitled to receive insurance and additional employee benefits.  In the event Mr. Simon is terminated without cause or for good reason, Mr. Simon will be entitled to severance equal to twelve (12) months of his base salary and his health benefits will be continued by the Company, at the Company’s expense, pursuant to COBRA.  As a condition to receiving such severance payments, Mr. Simon shall execute a general release and enter into a non-competition agreement with the Company.

A copy of the Written Terms are filed as Exhibit 10.1 to this current report on Form 8-K and are incorporated herein by reference.  The foregoing description of the Written Terms are qualified in their entirety by reference to the full text of the Written Terms.

Item 9.01.                      Financial Statements and Exhibits

(d)           Exhibit

Exhibit No.	Description

10.1	Written Terms of Employment dated March 9, 2010 between BioFuel Energy Corp. and Daniel J. Simon

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOFUEL ENERGY CORP.

Date: April 1, 2010	By:	/s/ Scott Pearce
	Name:	Scott Pearce
	Title:	President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Written Terms of Employment dated March 9, 2010 between BioFuel Energy Corp. and Daniel J. Simon